     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 5, 1998

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                      THE SECURITIES EXCHANGE ACT OF 1933

                         ALLIED WASTE INDUSTRIES, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

              DELAWARE                               4953                              88-0228636
    (STATE OR OTHER JURISDICTION         (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)             IDENTIFICATION NUMBER)

                    15880 N. GREENWAY-HAYDEN LOOP, SUITE 100
                           SCOTTSDALE, ARIZONA 85260
                                 (602) 423-2946
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 STEVEN M. HELM
                             VICE PRESIDENT--LEGAL
                            AND CORPORATE SECRETARY
                         ALLIED WASTE INDUSTRIES, INC.
                  15880 NORTH GREENWAY-HAYDEN LOOP, SUITE 100
                           SCOTTSDALE, ARIZONA 85260
                                 (602) 423-2946

                                WITH COPIES TO:

                                 DAVID C. GOLAY
                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                               ONE NEW YORK PLAZA
                            NEW YORK, NEW YORK 10004
                                 (212) 859-8000
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered in connection with the termination of a holding company and there is compliance with General Instruction G, check the following box [ ].

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

     If this form is a post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  [ ].
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

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
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                                                                    PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO        OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
        SECURITIES TO BE REGISTERED            BE REGISTERED(1)         SHARE(1)             PRICE(1)       REGISTRATION FEE(1)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share......      20,000,000            $28.0625           $561,250,000           $165,569
--------------------------------------------------------------------------------------------------------------------------------
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

(1) Pursuant to Rule 457(c), the registration fee is calculated based on the average of the high and low prices for the Common Stock, as reported on the National Market tier of the Nasdaq Stock Market Inc. on August 4, 1998.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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--------------------------------------------------------------------------------

                               20,000,000 SHARES

                         ALLIED WASTE INDUSTRIES, INC.

                                  COMMON STOCK

                            ------------------------

     This Prospectus covers shares of common stock, par value $.01 per share (the "Common Stock"), that may be issued from time to time in the future by Allied Waste Industries, Inc. ("Allied" or the "Company") on the completion of acquisitions of assets, businesses or securities, or on the payment of dividends on or conversion of shares of preferred stock or the conversion of or payment of interest on convertible notes issued in connection with such acquisitions of other assets, businesses or securities.

     It is expected that the terms of acquisitions involving the issuance of the shares of Common Stock covered by this Prospectus will be determined by direct negotiations with the owners or controlling persons of the assets, businesses or securities to be acquired, and that the shares of Common Stock issued will be valued at prices reasonably related to the market price of the Common Stock either at the time an agreement is entered into concerning the terms of the acquisition or at or about the time the shares are delivered. No underwriting discounts or commissions will be paid, although finder's fees may be paid in connection with certain acquisitions. Any person receiving such fees may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") and any profit on the resale of shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     The last reported sale price for the Common Stock on the National Market tier of the Nasdaq Stock Market, Inc. ("Nasdaq") (Symbol: "AWIN") on August 3, 1998 was $28.75 per share.

     All of the Common Stock offered hereby may, subject to certain conditions, also be offered and resold from time to time pursuant to this Prospectus by the persons who receive such Common Stock in acquisition transactions. See "Selling Security Holders" and "Plan of Distribution by Selling Security Holders" for information relating to resales of Common Stock pursuant to this Prospectus.

     AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVED CERTAIN RISKS. SEE "RISK FACTORS" WHICH BEGINS ON PAGE 4 OF THIS PROSPECTUS.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                The date of this Prospectus is August   , 1998.

                               TABLE OF CONTENTS

                          SECTION                             PAGE
                          -------                             ----
Available Information.......................................    2
Incorporation of Certain Documents By Reference.............    3
Summary.....................................................    3
Risk Factors................................................    4
Disclosure Regarding Forward Looking Statements.............    9
Acquisition Terms...........................................   10
Selling Security Holders....................................   10
Plan of Distribution by Selling Security Holders............   10
Legal Matters...............................................   11
Experts.....................................................   11

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and World Trade Center, 13th Floor, New York, New York 10007, and at the Commission's site on the World Wide Web at http://www.sec.gov. The Common Stock is listed on Nasdaq, and material filed by the Company can be inspected at the offices of Nasdaq at 1735 K Street, N.W., Washington, D.C. 20006. Copies of such material may also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Company has filed with the Commission a Registration Statement on Form
S-4 (Reg. No. 333-      ) including any amendments thereto, under the Securities
Act of 1933, with respect to the shares of Common Stock offered hereby (the "Registration Statement"). This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and the exhibits and schedules filed as a part thereof. Statements made in this Prospectus as to the contents of any contract of any other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement. Each such statement is qualified in all respects by reference to such exhibit. The Registration Statement, including exhibits and schedules thereto, are on file at the offices of the Commission and may be inspected without charge. Copies of such material may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     A copy of Allied's Annual Report on Form 10-K for the most recently completed fiscal year and the latest quarterly report on Form 10-Q is included with this Prospectus.

     THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT THE COMPANY BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM ALLIED WASTE INDUSTRIES, INC., 15880 NORTH GREENWAY-HAYDEN LOOP, SUITE 100, SCOTTSDALE, AZ 85260, ATTENTION: INVESTOR RELATIONS, TELEPHONE (602) 423-2946. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE FIVE BUSINESS DAYS PRIOR TO THE DATE ON WHICH THE FINAL INVESTMENT DECISION MUST BE MADE.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1997; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;
(iii) the Company's Definitive Proxy Materials in accordance with Schedule 14A dated April 29, 1998; (iv) the Company's Current Report on Form 8-K filed May 18, 1998; and (v) all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequently to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby.

     Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request by such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the document that this Prospectus incorporates by reference). Requests should be directed to Allied Waste Industries, Inc., 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, AZ 85260, Attention: Investor Relations, Telephone: (602) 423-2946.

                                    SUMMARY

     Allied is the fourth largest non-hazardous solid waste management company in the United States, as measured by revenues. Allied serves 1.8 million customers through operations in 21 states located primarily in the midwest, northeast, southeast and west United States. The principal executive offices of Allied are located at 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, AZ 85260 and its telephone number is (602) 423-2946.

     This Prospectus covers shares of Common Stock, that may be issued from time to time by the Company on the completion of acquisitions of assets, businesses or securities or on the payment of dividends on or conversion of shares of preferred stock or convertible notes issued in connection with such acquisitions.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Common Stock.

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE DEBT

     The Company has substantial indebtedness with significant debt service requirements and is highly leveraged. At March 31, 1998, the Company's consolidated debt was approximately $1.4 billion. The degree to which the Company is leveraged has important consequences including the following: (i) the ability of the Company to obtain additional financing in the future, whether for working capital, capital closure, post-closure and remediation expenditures, acquisitions or other purposes, may be impaired, (ii) a substantial portion of the Company's cash flow from operations is required to be dedicated to the payment of principal and interest on its debt, thereby reducing funds available to the Company for other purposes, (iii) the Company's flexibility in planning for or reacting to changes in market conditions may be limited, (iv) the Company may be more vulnerable in the event of a downturn in its business, and (v) to the extent of the Company's outstanding debt under its $1.1 billion senior credit facility at variable rates that have not been hedged, the Company will be vulnerable to increases in interest rates. At March 31, 1998, approximately $457.8 million in aggregate borrowings were outstanding under the senior credit facility. All borrowings under the senior credit facility will mature in 2003.

     The ability of the Company to meet its debt service obligations will depend on the future operating performance and financial results of the Company, which will be subject in part to factors beyond the control of the Company. Although the Company believes that its cash flow will be adequate to meet its interest payments, there can be no assurance that the Company will continue to generate earnings in the future sufficient to cover its fixed charges. If the Company is unable to generate earnings in the future sufficient to cover its fixed charges and is unable to borrow sufficient funds under either the Senior Credit Facility (as defined herein) or from other sources, it may be required to refinance all or a portion of its existing debt or to sell all or a portion of its assets. There can be no assurance that a refinancing would be possible, nor can there be any assurance as to the timing of any asset sales or the proceeds which the Company could realize therefrom. In addition, the terms of certain of its debt restrict the Company's ability to sell assets and the Company's use of the proceeds therefrom.

     If for any reason, including a shortfall in anticipated operating results or proceeds from asset sales, the Company were unable to meet its debt service obligations, it would be in default under the terms of certain of its debt. In the event of such a default, the holders of such debt could elect to declare all of such debt immediately due and payable, including accrued and unpaid interest, and to terminate their commitments with respect to funding obligations under such debt. In addition, such holders could proceed against any collateral which, in the case of certain debt, consists of the capital stock of the Company's subsidiaries and substantially all of the assets of the Company. Any default with respect to any of the Company's debt could result in a default under other debt or result in the bankruptcy of the Company.

LIMITED OPERATING HISTORY IN REGARD TO ACQUIRED BUSINESSES

     The Company has a limited operating history with regard to a significant portion of its operations. During 1997, the Company acquired 65 companies, which collectively comprised approximately $369.1 million in annual revenues and sold 37 operations representing approximately $127.9 million in annual revenues. The acquired net revenue represents approximately 27.6% of the Company's revenue in 1997. Subsequent to December 31, 1997 through July 31, 1998, the Company acquired 31 companies, which collectively comprised approximately $269 million in annual revenues.

     The Company expects to continue to acquire appropriate landfills, collection operations and transfer stations in the future. The financial position and results of operations of the Company will depend to a large extent on the Company's ability to integrate acquired operations effectively and to realize expected financial benefits and operational efficiencies. There can be no assurance that the Company's efforts to integrate acquired operations will be effective, or that expected financial benefits and operational efficiencies will be realized. Failure to effectively integrate acquired operations could have an adverse effect on the Company's future results of operations. As the Company continues to pursue its acquisitions strategy in the future, its financial position and results of operations may fluctuate significantly from period to period.

CAPITAL REQUIREMENTS AND LIMITED WORKING CAPITAL

     The Company intends to fund its cash needs through cash flow from operations and borrowings under an Amended and Restated Bank Agreement (the "Senior Credit Facility") dated June 18, 1998 with Citicorp USA, Inc., as administrative agent, Goldman Sachs Credit Partners, L.P. and Credit Suisse First Boston as co-syndication agents, and Citibank, N.A., as issuing bank and the other bank lenders named therein and its equipment lease facilities. Because of the capital intensive nature of the solid waste industry, the Company may require additional equity and/or debt financing in order to provide for cash in excess of the cash generated from operations for future operations, capital expenditures, acquisitions, debt repayment obligations and/or financial assurance obligations. A substantial portion of the Company's available cash will be required to be applied to service indebtedness, which is expected to include approximately $146.8 million in annual principal and interest payments. During 1998, the Company also expects to spend approximately $224 million for capital, closure and post-closure and remediation expenditures related to landfill operations. Amounts expended on capital, closure and post-closure and remediation expenditures will increase as a result of any acquisitions or expansions of the Company's operations. As a result of these expenditures, the Company may periodically have low levels of working capital or be required to finance working capital deficits.

     Further regulatory action by federal, state and local governments could accelerate expenditures for closure and post-closure monitoring and obligate the Company to spend sums in addition to those presently reserved for such purposes. These factors, together with the other factors discussed above, could substantially increase the Company's operating costs and impair the Company's ability to invest in its facilities.

     The Company's ability to make scheduled payments of principal of, or to pay interest on, or to refinance its indebtedness depends on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond its control. Based upon the current level of operations and anticipated growth, management of the Company believes that available cash flow, together with available borrowing under the Senior Credit Facility and other sources of liquidity, will be adequate to meet the Company's anticipated future requirements for working capital, letters-of-credit, capital expenditures and scheduled payments of principal of, and interest on debt incurred under the Senior Credit Facility, and interest on Allied Waste North America, Inc.'s ("Allied NA") $525 million of 10.25% senior subordinated notes due 2006 (the "1996 Notes") and, commencing December 1, 2002, on the Company's $418 million face value 11.3% senior discount notes (the "Senior Discount Notes"). However, the principal payments at maturity on the 1996 Notes and the Senior Discount Notes may require refinancing. There can be no assurance that the Company's business will generate sufficient cash flow from operations or that future financings will be available in an amount sufficient to enable the Company or Allied NA to service its indebtedness or to make necessary capital expenditures, or that any refinancing would be available on commercially reasonable terms, or at all. Additionally, depending on the timing, amount and structure of any future acquisitions and the availability of funds under the Senior Credit Facility, the Company may need to raise additional capital to fund the acquisition and integration of additional solid waste businesses. There can be no assurance that the Company will be able to secure such additional funding on favorable terms, if at all.

THE COMPANY'S STRATEGY; POTENTIAL DIFFICULTY IN OBTAINING SUITABLE LANDFILLS, COLLECTION OPERATIONS, TRANSFER STATIONS AND PERMITS

     The Company's strategy depends on its ability to identify and acquire appropriate landfills, collection operations and transfer stations. There can be no assurance that the Company will be able to locate appropriate acquisition candidates, that any identified candidates will be acquired or that acquired operations will be integrated effectively or prove profitable. Completion of an acquisition requires the expenditure of sizeable amounts of capital and the competition among companies pursuing an acquisition strategy may increase capital requirements. The Company could be forced to alter its strategy in the future if such candidates become unavailable or too costly. In addition, obtaining permits to operate non-hazardous waste landfills has become increasingly difficult and expensive, often taking a number of years to obtain, requiring numerous hearings and compliance with zoning, environmental and other regulatory measures, and often being subject to resistance from citizen or other groups. There can be no assurance that the Company will be successful in obtaining the permits it requires, and an inability to receive such permits could have an adverse effect on the Company's future results of operations. In connection with the Company's acquisition of existing landfills, it is often necessary to expend considerable time, effort and money to obtain permits required to increase the capacity of these landfills. The Company cannot predict whether or not it will be able to obtain the governmental approvals necessary to establish new or expand existing landfills and, if it does, whether or not it will be economically beneficial to do so. In some areas, suitable land may be unavailable for new landfill sites. There can be no assurance that the Company will be successful in obtaining new landfill sites or expanding the permitted capacity of its current landfills once its landfill capacity has been consumed. In such event, the Company could be forced to dispose of collected waste at landfills operated by its competitors, which could have an adverse effect on the Company's landfill revenues and collection expenses.

COMPETITION FROM OTHER COMPANIES AND MUNICIPALITIES; LANDFILL ALTERNATIVES

     The non-hazardous waste collection and disposal industry is led by four large national waste management companies, Waste Management, Inc., Browning-Ferris Industries, Inc., Republic Services Inc., and the Company, and includes numerous regional and local companies such as American Disposal Services, Inc., Superior Services, Inc. and Waste Industries, Inc., all of which contribute to the high level of competition that characterizes the industry. Some of the large waste management companies have considerably greater financial and operational resources than the Company. In addition, counties and municipalities that operate their own waste collection and disposal facilities often enjoy the benefits of tax-exempt financing and may control the disposal of waste collected within their jurisdictions.

     Alternatives to landfill disposal, such as recycling and composting, are increasingly being used, and incineration continues to be utilized in some markets in which the Company operates. There has also been an increasing trend at the state and local levels to mandate waste reduction at the source and to prohibit the disposal of certain types of wastes, such as yard wastes, at landfills. This trend may result in a reduction in the volume of waste going to landfills in certain areas, which may affect the Company's ability to operate its landfills at their full capacity and/or affect the prices that can be charged for landfill disposal services. In addition, most of the states in which the Company operates landfills have adopted plans or requirements that will require counties to adopt comprehensive plans to reduce, through waste planning, composting and recycling or other programs, the volume of solid waste deposited in landfills within the next few years.

     The solid waste collection and disposal industry is currently undergoing significant consolidation, and the Company encounters competition through pricing and service in its efforts to acquire landfills and collection operations. Accordingly, it may become uneconomical for the Company to make further acquisitions, or the Company may be unable to locate or acquire suitable acquisition candidates at price levels and on terms and conditions that the Company considers appropriate, particularly in markets the Company does not already serve.

RESTRICTIONS IMPOSED BY THE SENIOR CREDIT FACILITY, THE 1996 NOTES AND THE SENIOR DISCOUNT NOTES

     The Senior Credit Facility and the indentures relating to the 1996 Notes and the Senior Discount Notes contain a number of significant covenants that, among other things, will restrict the ability of the Company and its subsidiaries to dispose of assets, incur additional indebtedness, incur liens on property or assets, repay other indebtedness, pay dividends, enter into certain investments or transactions, repurchase or redeem capital stock, engage in mergers or consolidations, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. There can be no assurance that such restrictions will not adversely affect the Company's ability to finance its future operations or capital needs or engage in other business activities that may be in the interest of the Company. In addition, the Senior Credit Facility also requires the Company to maintain certain financial ratios. The ability of the Company to comply with such ratios may be affected by events beyond the Company's control. A breach of any of these covenants or the inability of the Company to comply with the required financial ratios could result in a default under the Senior Credit Facility or either or both of the indentures relating to the 1996 Notes and the Senior Discount Notes and the debt securities issued herein. In the event of any such default under the Senior Credit Facility, the lenders under the Senior Credit Facility could elect to declare all borrowings outstanding under the Senior Credit Facility, together with accrued interest and other fees, to be due and payable, to require the Company to apply all of its available cash to repay such borrowings or to prevent the Company from making debt service payments on any indebtedness of the Company. If the Company were unable to repay any such borrowings when due, the lenders could proceed against their collateral. In the event of a default under the indenture relating to the 1996 Notes or the Senior Discount Notes, the holders of such notes could elect to declare such notes to be due and payable. If the indebtedness under the Senior Credit Facility, the 1996 Notes or the Senior Discount Notes were to be accelerated, the assets of the Company and/or Allied NA may not be sufficient to repay amounts due on other debt securities then outstanding.

RELIANCE ON MANAGEMENT

     The Company is highly dependent upon its senior management team. In addition, as the Company continues to grow, its requirements for operations management with waste industry experience will also increase. The availability of such experienced management at compensation levels that are within industry norms is not known. The loss of the services of any member of senior management or the inability to hire experienced operations management could have a material adverse effect on the Company.

IMPACT OF ADVERSE WEATHER CONDITIONS

     The collection and landfill operations of the Company could be adversely affected by protracted periods of inclement weather which interfere with collection and landfill operations, delay the development of landfill capacity and/or reduce the volume of waste generated by the Company's customers. In addition, particularly harsh weather conditions may result in the temporary suspension of certain of the Company's operations. There can be no assurance that protracted periods of inclement weather will not have a material adverse effect on the Company's future results of operations.

COST OF COMPLIANCE WITH ENVIRONMENTAL REGULATIONS; RISK OF FUTURE LITIGATION

     The scope and stringency of laws and regulations designed to protect the environment have increased dramatically. Compliance with the evolving and expanding regulatory requirements, including the adoption in October 1991 of Subtitle D regulations ("Subtitle D") pursuant to the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), has been and will continue to be costly. Rigorous regulatory standards require waste management companies to enhance or replace equipment and to modify landfill operations or, in some cases, to close landfills. There can be no assurance that the Company will be able to implement price increases sufficient to offset the cost of complying with these standards. In addition, environmental regulatory changes could accelerate expenditures for closure and post-closure monitoring at solid waste facilities and obligate the Company to spend sums in addition to those presently reserved for such purposes. These factors could increase substantially the Company's operating costs as well as the possibility of the impairment of the Company's investment in its facilities.

     In addition to the costs of complying with environmental regulations, the Company will continue to be involved in legal proceedings in the ordinary course of business. Government agencies may seek to impose fines on the Company for alleged failure to comply with laws and regulations or to revoke or to deny the renewal of, the Company's permits and licenses. In addition, governmental agencies, as well as surrounding landowners, may assert claims against the Company alleging environmental damage or violations of permits and licenses pursuant to which the Company operates. Citizens' groups have become increasingly active in challenging the grant or renewal of permits and licenses, and responding to such challenges has further increased the costs associated with permitting new facilities or expanding current facilities. A significant judgment against the Company, the loss of a significant permit or license or the imposition of a significant fine could have a material adverse effect on the Company's financial condition.

     Certain of the Company's waste disposal operations traverse state boundaries. In the future, the Company's collection, transfer and landfill operations may also be affected by legislation that may be proposed in the United States Congress that would authorize the states to enact legislation governing interstate shipments of waste. Such proposed federal legislation may allow individual states to prohibit the disposal of out-of-state waste or to limit the amount of out-of-state waste that could be imported for disposal and would require states, under certain circumstances, to reduce the amounts of waste exported to other states. If this or similar legislation is enacted, states in which the Company operates landfills could act to limit or prohibit the importation of out-of-state waste. Such state actions could adversely affect landfills within these states that receive a significant portion of waste originating from out-of-state. Management believes that several states have proposed or have considered adopting legislation that would regulate the interstate transportation and disposal of waste in their landfills. Many states have also adopted legislative and regulatory measures to mandate or encourage waste reduction at the source and waste recycling.

     As a condition to the Laidlaw Acquisition, Allied engaged Emcon Environmental Services, Inc. ("Emcon"), an independent environmental consultant, to conduct environmental assessments of the subsidiaries acquired in the Laidlaw Acquisition (the "LSW Subsidiaries"). In its report (the "Emcon Report"), Emcon identified several contaminated landfills and other locations and properties under the management of the LWS Subsidiaries, including landfills and other locations owned by the LSW Subsidiaries, that could pose significant sources of liability to the LSW Subsidiaries. The costs of performing the investigation, design, remediation and allocation of responsibility to the subsidiaries of the Company vary significantly between sites. Based on the information currently available, the Company recorded a provision of $51.5 million for environmental matters, including closure and post-closure costs, in the 1996 statement of operations and expects these amounts to be disbursed over the next 30 years. The actual liability at these sites cannot currently be determined due to a number of uncertainties including the extent of the contamination, the appropriate remedy, the financial viability of other potentially responsible parties and the ultimate apportionment of responsibility among such potentially responsible parties.

     The representations made by the Laidlaw sellers in the Stock Purchase Agreement, dated September 17, 1996, among Allied, AWNA and Laidlaw, among others, relating to the Laidlaw Acquisition (the "Laidlaw Acquisition Agreement") with respect to the environmental matters (i) terminated on the closing of the Laidlaw Acquisition as to all matters disclosed in writing to Allied at least five business days prior to the closing or disclosed with specificity in the Emcon Environmental Report and (ii) terminate on the third anniversary of the closing of the Laidlaw Acquisition as to all matters other than those described in clause (i) and which are known to Laidlaw on the closing date. The Laidlaw Acquisition Agreement further provided that Laidlaw's indemnification obligations with respect to environmental matters would be limited to the amount by which the aggregate of all such damages exceeded a $1 million basket, without giving effect to any materiality qualifications. At the closing of the Laidlaw Acquisition, Allied and Laidlaw entered into a special environmental indemnity (the "Special Environmental Indemnity"), which was subsequently amended to provide an indemnity for damages arising out of the Pembroke, Ontario and Delafield, Wisconsin sites that will be limited to a three-year period from the closing of the Laidlaw Acquisition and to an amount in excess of a $25 million basket with such $25 million basket to be reduced by any damages to which the $1 million basket in the Laidlaw Acquisition Agreement applies. Laidlaw's indemnity for properties located at Gary Lagoons, Indiana remains intact and is not subject to the three-year limitation or any basket.

POTENTIAL UNINSURED OR UNDERINSURED ENVIRONMENTAL LIABILITIES

     As is typically the case in the solid waste industry, Allied is able to obtain only very limited environmental impairment insurance regarding its landfills. The Company carries environmental impairment liability insurance for all of its operating landfills except one owned and four operated sites. The environmental impairment liability insurance is in the amount of up to $5 million for the policy term in excess of a $1 million deductible per claim. An uninsured or underinsured claim of sufficient magnitude would require Allied to fund such claim from cash flow generated by operations or borrowings under the Senior Credit Facility or other sources of liquidity. There can be no assurance that Allied would be able to fund any such claim from operations, the Senior Credit Facility or elsewhere.

HAZARDOUS SUBSTANCES LIABILITY

     The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), has been interpreted to impose joint and several liability on current and former owners or operators of facilities at which there has been a release or a threatened release of a "hazardous substance" and on persons who generate, transport or arrange for the disposal of such substances at the facility. Hundreds of substances are defined as "hazardous" under CERCLA and their presence, even in minute amounts, can result in substantial liability. The statute provides for the remediation of contaminated facilities and imposes costs on the responsible parties. The expense of conducting such a cleanup can be significant. Notwithstanding its efforts to comply with applicable regulations and to avoid transporting and receiving hazardous substances, such substances may be present in waste collected by the Company or disposed of in its landfills, or in waste collected, transported or disposed of in the past by acquired companies. Cleanup liability may arise under various state laws similar to CERCLA. As used in this Prospectus, "non-hazardous waste" means substances, including asbestos, that are not defined as hazardous wastes under federal regulations.

POTENTIAL UNDISCLOSED LIABILITIES ASSOCIATED WITH ACQUISITIONS

     In connection with any acquisition of business or assets by the Company, there may be liabilities that the Company fails or is unable to discover, including liabilities arising from non-compliance with environmental laws by prior owners, and for which the Company, as a successor owner, may be responsible.

LAIDLAW TAX INDEMNIFICATION

     Laidlaw has disclosed to the Company the existence of a tax controversy (the "Tax Controversy") relating to disallowed deductions in income tax returns with the United States Internal Revenue Service (the "IRS") involving the consolidated U.S. federal income tax liability of the members of an affiliated group of corporations (the "LTI U.S. Consolidated Tax Group") within the meaning of Section 1504(c) of the Internal Revenue Code ("IRC"), of which Laidlaw Transportation, Inc. ("LTI") is the common parent corporation (which includes LTI, those Laidlaw Acquired Businesses which are incorporated in the U.S., and other U.S. subsidiaries of LTI which were not acquired in the Laidlaw Acquisition).

     Laidlaw's United States subsidiaries petitioned the United States Tax Court (captioned as Laidlaw Transportation, Inc. and Subsidiaries et al v. Commissioner of Internal Revenue. Docket Nos. 9361-94 and 9362-94) with respect to their consolidated federal income tax returns for the fiscal years ended August 31, 1986, 1987 and 1988. The principal issue involved related to the timing and deductibility for tax purposes of interest attributable to loans owing to related foreign persons. Judge John O. Colvin issued an opinion on June 30, 1998 concluding that advances from Laidlaw's related foreign entity, based in Holland, were equity rather than debt and that interest deductions claimed were disallowed. Based on this opinion, taxes of $49.6 million (plus interest of approximately $91.4 million as of May 31, 1998) would be payable. Laidlaw expects to appeal this opinion. As of May 31, 1998, Laidlaw had available tax reserves of more than $200 million for these purposes.

     Similar claims have been asserted with respect to the consolidated federal income tax returns for the fiscal years ended August 31, 1989, 1990 and 1991. A petition has been filed with the United States Tax Court with respect to these years (captioned as Laidlaw Transportation, Inc. and Subsidiaries v. Commissioner of Internal Revenue, Docket No. 329-98). The income taxes at issue for these years is approximately $143.5 million (plus interest of approximately $145.3 million as of May 31, 1998.) Laidlaw also anticipates that similar claims will be asserted for the fiscal years ended August 31, 1992, 1993 and 1994.

     Under Treasury Regulations promulgated under Section 1502 of the IRC, each member of the LTI U.S. Consolidated Tax Group including each LSW Subsidiary, is or could be severally liable for United States federal income tax liabilities of the entire LTI U.S. Consolidated Tax Group, including all amounts at issue in the Tax Controversy which are ultimately determined to be owed.

     The Company has obtained an indemnity from Laidlaw and certain of its subsidiaries (the "Laidlaw Group") which covers the amounts at issue in the Tax Controversy for which any LSW Subsidiary may ultimately be found liable. The obligation of the Laidlaw Group to indemnify the Company in respect of amounts at issue in the Tax controversy is a general, unsecured obligation of the Laidlaw Group. The ability of the Laidlaw Group to pay and fulfill such indemnification obligation will depend on the financial condition of the Laidlaw Group at the time of any required performance of such obligation, as to which the Company has no assurance.

                DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

     This Prospectus contains certain statements that are "Forward Looking Statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Those statements include, among other things, the discussions of the Company's business strategy and expectations concerning market position, future operations, margins, profitability, liquidity and capital resources, as well as statements concerning the integration of the operations of businesses and assets that have been acquired by the Company and the achievement of financial benefits and operational efficiencies in connection therewith. Although the Company believes that the expectations reflected in such Forward Looking Statements are reasonable, they can give no assurance that such expectations will prove to be correct. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, number of acquisitions and projected or anticipated benefits from acquisitions made by or to be made by the Company, or projections involving anticipated revenues, expenses, earnings, levels of capital expenditures or other aspects of operating results and financial conditions. All phases of the operations of the Company are subject to a number of uncertainties, risks and other influences, many of which are outside the control of the Company and any one of which, or a combination of which, could materially affect the results of the Company's operations and whether the Forward Looking Statements made by the Company ultimately prove to be accurate. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed in "Risk Factors."

                               ACQUISITION TERMS

     This Prospectus covers shares of Common Stock, that may be issued from time to time in the future by the Company on the completion of acquisitions of assets, businesses or securities or on the payment of dividends on or conversion of shares of preferred stock or convertible notes issued in connection with such acquisitions.

     It is expected that the terms of acquisitions involving the issuance of the shares of Common Stock covered by this Prospectus will be determined by direct negotiations with the owners or controlling persons of the assets, businesses or securities to be acquired, and that the shares of Common Stock issued will be valued at prices reasonably related to the market price of the Common Stock either at the time an agreement is entered into concerning the terms of the acquisition or at or about the time the shares are delivered. No underwriting discounts or commissions will be paid, although finder's fees may be paid in connection with certain acquisitions. Any person receiving such fees may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any profit on the resale of shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                            SELLING SECURITY HOLDERS

     This Prospectus has also been prepared for use by persons who may receive Common Stock covered by the Registration Statement from the Company in acquisition transactions and who may be entitled to offer such Common Stock under circumstances requiring the use of a prospectus (such persons being referred to as "Selling Security Holders"); provided, however, that no Selling Security Holder will be authorized to use this Prospectus for an offer of such Common Stock without first obtaining the consent of the Company. The Company may consent to the use of this Prospectus by Selling Security Holders for a limited period of time and subject to limitations and conditions, which may be varied by agreement between the Company and the Selling Security Holders. Information identifying any such Selling Security Holder and disclosing such information concerning the Selling Security Holder and the securities to be sold as may then be required by the Securities Act and the rules of the Commission will be set forth in a supplement to this Prospectus.

                PLAN OF DISTRIBUTION BY SELLING SECURITY HOLDERS

     Resales of such Common Stock may be made on Nasdaq or such other national securities exchange or quotation service on which the Common Stock may be listed or quoted at the time of sale, in the over-the-counter market, in private transactions or pursuant to underwriting agreements. Such resales may be effected in one or more of the following methods: (i) ordinary brokers' transactions, which may include long or short sales; (ii) transactions involving cross or block trades or otherwise on Nasdaq; (iii) purchases by brokers, dealers or underwriters as principal and resale for their own accounts pursuant to this Prospectus; (iv) "at the market" to or through market makers or into an existing market for the Common Stock; (v) in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents; (vi) through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise); or (vii) any combination of the foregoing, or by any other legally available means.

     Agreements with Selling Security Holders permitting use of this Prospectus may provide that any such offering be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by the Company; that Selling Security Holders enter into custody agreements with one or more banks with respect to the Common Stock offered; and that sales be made only by one or more of the methods described in this Prospectus, as appropriately supplemented or amended when required. The Selling Security Holders may be deemed to be underwriters within the meaning of the Securities Act.

     Brokers, dealers, underwriters or agents participating in the sale of the Common Stock as principals or agents may receive compensation in the form of commissions, discounts or concessions from the Selling Security Holders and/or purchasers of the Common Stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions). Sales of Common Stock by such broker, dealer, underwriter or agent may be made on the Nasdaq or other exchange from time to time at prices related to prices then prevailing, at prices related to such prevailing prices, at negotiated prices or at fixed prices, which may be changed. Any such sales may be by block trade. Any such broker/dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act, and any commissions earned by such member firm may be deemed to be underwriting discounts and commissions under the Securities Act.

     Upon the Company being notified by a Selling Security Holder that it proposed to make a block trade, a prospectus supplement, if required, will be filed pursuant to Rule 424 under the Securities Act, disclosing the name of the broker or dealer, the number of shares of Common Stock involved, the price at which such shares of Common Stock are being sold by such Selling Security Holder, and the commissions to be paid by such Selling Security Holder to such broker or dealer.

     To comply with the securities laws of certain jurisdictions, if applicable, the Common Stock will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, such securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

                                 LEGAL MATTERS

     Certain legal matters in connection with the shares of Common Stock offered hereby will be passed on for the Company by Fried, Frank, Harris, Shriver & Jacobson (a partnership which includes professional corporations), New York, New York.

                                    EXPERTS

     The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in giving said report.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action. In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

     The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner be reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.

     The Company's Certificate of Incorporation and Bylaws require the Company to indemnify its directors to the fullest extent permitted under Delaware law. Pursuant to employment agreements entered into by the Company with its executive officers and certain other key employees, the Company must indemnify such officers and employees in the same manner and to the same extent that the Company is required to indemnify its directors under the Company's Bylaws. The Company's Certificate limits the personal liability of a director to the corporation or its stockholders to damages for breach of the director's fiduciary duty.

     The Company has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the registrant, or that may arise out of their status as directors or officers of the registrant, including liabilities under the federal and state securities laws. The Company has entered into indemnification agreements to indemnify its directors to the extent permitted under Delaware law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The following is a list of all the exhibits and financial statement schedules filed as part of the Registration Statement.

     (a) EXHIBITS

EXHIBIT NO.                                  EXHIBIT
-----------                                  -------
    2.1       --   Stock Purchase Agreement dated September 17, 1996 among the
                   Company, Allied NA, 3294862 Canada Inc., Laidlaw Inc.,
                   Laidlaw Transportation, Inc., Laidlaw Waste Systems, Inc.,
                   Laidlaw Waste Systems (Canada) Ltd. and Laidlaw Medical
                   Services Ltd. Exhibit 2.1 to the Company's Current Report on
                   Form 8-K dated October 2, 1996, is incorporated herein by
                   reference.
    2.2       --   Purchase Agreement relating to the 1996 Notes dated November
                   25, 1996. Exhibit 2.1 to the Company's Current Report on
                   Form 8-K dated December 19, 1996, is incorporated herein by reference.
    2.3       --   Share Purchase Agreement dated January 15, 1997 among the
                   Company, Allied Waste Holdings (Canada) Ltd., Laidlaw Waste
                   Systems, Inc., USA Waste Services, Inc. and Canadian Waste
                   Services, Inc. Exhibit 10.0 to the Company's Current Report
                   on Form 8-K dated January 30, 1997, is incorporated herein by reference.
    3.1       --   Amended Certificate of Incorporation of the Company
                   (Incorporated herein by reference to Exhibit 3.1 to the
                   Company's report on Form 10-K for the fiscal year ended
                   December 31, 1996.).
    3.2       --   Certificate of Designation, Preferences, Rights and
                   Limitations of 7% Cumulative Convertible Preferred Stock,
                   par value $.10 per share dated April 27, 1994. Exhibit 3.2 to Post-Effective Amendment Number 1 to the Company's
                   Registration Statement on Form S-1 (No. 33-75070) is
                   incorporated herein by reference.
    3.3       --   Amended and Restated Bylaws of the Company as of May 13,
                   1997. Exhibit 3.2 to the Company's report on Form 10-Q for the quarter ended June 30, 1997 is incorporated herein by
                   reference.
    4.1       --   Specimen certificate for shares of Common Stock par value
                   $.01 per share. Exhibit 4.2 of the Company's Registration
                   Statement on Form S-1 (No. 33-48507) is incorporated herein by reference.
    4.2       --   Indenture relating to the 1994 Notes dated January 15, 1994 between the Company and First Trust National Association, as trustee ("First Trust"). Exhibit 4.1 to the Company's
                   Registration Statement on Form S-1 (No. 33-73110) is
                   incorporated herein by reference.
    4.3       --   Specimen certificate representing the 1994 Notes. Exhibit
                   4.2 of the Company's Registration Statement on Form S-1 (No.
                   33-48507) is incorporated herein by reference.
    4.4       --   Second Supplemental Indenture relating to the 1994 Notes
                   dated June 30, 1994 between the Company and First Trust.
                   Exhibit 1.1 to the Company's Current Report on Form 8-K
                   dated December 29, 1994, is incorporated herein by
                   reference.
    4.5       --   Third Supplemental Indenture relating to the 1994 Notes
                   dated January 31, 1995 between the Company and First Trust.
                   Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q
                   dated August 10, 1995, is incorporated herein by reference.
    4.6       --   Fourth Supplemental Indenture relating to the 1994 Notes
                   dated January 23, 1996, between the Company and First Trust.
                   Exhibit 10.1 to the Company's Current Report on Form 8-K
                   dated January 22, 1996, is incorporated herein by reference.
    4.7       --   Fifth Supplemental Indenture relating to the 1994 Notes
                   dated July 30, 1996 between the Company and First Trust,
                   Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q
                   dated August 14, 1996, is incorporated herein by reference.
    4.8       --   Indenture relating to the 1996 Notes dated February 28, 1997 between the Company and First Trust. Exhibit 4.1 to the
                   Company's Registration Statement on Form S-4 (No. 333-
                   22575) is incorporated herein by reference.
    4.9       --   1991 Incentive Stock Plan of the Company. Exhibit 10.T to
                   the Company's Form 10 dated May 14, 1991, is incorporated
                   herein by reference.
    4.10      --   1991 Non-Employee Director Stock Plan of the Company.
                   Exhibit 10.U to the Company's Form 10 dated May 14, 1991, is incorporated herein by reference.

EXHIBIT NO.                                  EXHIBIT
-----------                                  -------
    4.11      --   1993 Incentive Stock Plan of the Company. Exhibit 10.3 to
                   the Company's Registration Statement on Form S-1 (No.
                   33-73110) is incorporated herein by reference.
    4.12      --   1994 Amended and Restated Non-Employee Director Stock Option
                   Plan of the Company. Exhibit B to the Company's Definitive
                   Proxy Statement in accordance with Schedule 14A dated April
                   28, 1994, is incorporated herein by reference.
    4.13      --   Amendment to the 1994 Amended and Restated Non-Employee
                   Director Stock Option Plan. Exhibit 10.2 to the Company's
                   Quarterly Report on Form 10-Q dated August 10, 1995, is
                   incorporated herein by reference.
    4.14      --   Amended and Restated 1994 Incentive Stock Plan. Exhibit 10.1
                   to the Company's Quarterly Report on Form 10-Q dated May 31,
                   1996, is incorporated herein by reference.
    4.15      --   Indenture, dated as of May 15, 1997, by and among the
                   Company and First Bank National Association with respect to the Senior Discount Notes and Exchange Notes. Exhibit 4.1 to
                   the Company's Registration Statement on Form S-4 (No.
                   333-31231) is incorporated herein by reference.
    4.16      --   Indenture, dated as of December 1, 1996, by and among the
                   Company, the Guarantors and First Bank National Association
                   with respect to the 1996 Notes and Exchange Notes. Exhibit
                   4.1 to the Company's Registration Statement on Form S-4 (No.
                   333-22575) is incorporated herein by reference.
    4.17      --   First Supplemental Indenture dated December 30, 1996 related to the 1996 Notes. Exhibit 4.2 to the Company's Registration
                   Statement on Form S-4 (No. 333-22575) is incorporated herein by reference.
    4.18      --   Second Supplemental Indenture dated April 30, 1997 related to the 1996 Notes. Exhibit 4.3 to the Company's Registration
                   Statement on Form S-4 (No. 333-22575) is incorporated herein by reference.
    4.19      --   Senior Subordinated Guarantee dated as of December 1, 1996 related to the 1996 Notes. Exhibit 4.5 to the Company's
                   Registration Statement on Form S-4 (No. 333-22575) is
                   incorporated herein by reference.
    4.20      --   Amendment No. 1 to the 1991 Incentive Stock Plan dated
                   November 1, 1996. Exhibit 4.20 to the Company's Annual
                   Report on Form 10-K dated March 31, 1998 is incorporated
                   herein by reference.
    5.1       --   Opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to Allied, as to the legality of the common stock being
                   offered.
   10.1       --   Agreement dated September 17, 1996, between Allied Waste
                   Industries, Inc., and the Laidlaw Group. Exhibit 10.1 to the
                   Company's Current Report on Form 8-K dated October 2, 1996, is incorporated herein by reference.
   10.2       --   Credit Agreement among the Company, Allied NA, and the
                   various lenders represented by Goldman Sachs Credit
                   Partners, L.P., Credit Suisse and Citibank, N.A. dated
                   December 30, 1996. Exhibit 10.11 to the Company's report on
                   Form 10-K for the year ended December 31, 1996 is
                   incorporated herein by reference.
   10.3       --   Securities Purchase Agreement dated April 21, 1997 between
                   Apollo Investment Fund III, L.P., Apollo Overseas Partners
                   III, L.P., and Apollo (U.K.) Partners III, L.P.; Blackstone
                   Capital Partners II Merchant Banking Fund L.P., Blackstone
                   Offshore Capital Partners II L.P. and Blackstone Family
                   Investment Partnership II L.P.; Laidlaw Inc. and Laidlaw
                   Transportation, Inc.; and Allied Waste Industries, Exhibit
                   10.1 to the Company's report on Form 10-Q for the quarter
                   ended March 31, 1997 is incorporated herein by reference.
   10.4       --   Shareholders Agreement dated as of April 14, 1997 between
                   Allied Waste Industries, Inc. and Apollo Investment Fund
                   III, L.P., Apollo Overseas Partners III, L.P., and Apollo
                   (U.K.) Partners III, L.P.; Blackstone Capital Partners II
                   Merchant Banking Fund L.P., Blackstone Offshore Capital
                   Partners II L.P. and Blackstone Family Investment
                   Partnership II L.P. Exhibit 10.2 to the Company's report on
                   Form 10-Q for the quarter ended March 31, 1997 is
                   incorporated herein by reference.
   10.5       --   Amended and Restated Shareholders Agreement dated as of
                   April 21, 1997 between Allied Waste Industries, Inc. and
                   Apollo Investment Fund III, L.P., Apollo Overseas Partners
                   III, L.P., and Apollo (U.K.) Partners III, L.P.; Blackstone
                   Capital Partners II Merchant Banking Fund L.P., Blackstone
                   Offshore Capital Partners II L.P. and Blackstone Family
                   Investment Partnership II L.P. Exhibit 10.3 to the Company's
                   report on Form 10-Q for the quarter ended March 31, 1997 is incorporated herein by reference.

EXHIBIT NO.                                  EXHIBIT
-----------                                  -------
   10.6       --   Registration Rights Agreement dated as of April 21, 1997
                   between Allied Waste Industries, Inc. and Apollo Investment
                   Fund III, L.P., Apollo Overseas Partners III, L.P., and
                   Apollo (U.K.) Partners III, L.P.; Blackstone Capital
                   Partners II Merchant Banking Fund L.P., Blackstone Offshore
                   Capital Partners II L.P. and Blackstone Family Investment
                   Partnership II L.P. Exhibit 10.4 to the Company's report on
                   Form 10-Q for the quarter ended March 31, 1997 is
                   incorporated herein by reference.
   10.7       --   Amended and Restated Credit Agreement dated as of June 5,
                   1997 among the Company, Allied Waste North America, the
                   Lenders referred to therein and Credit Suisse First Boston,
                   Goldman Sachs Credit Partners L.P., and Citibank, N.A., as
                   agents. Exhibit 10.1 to the Company's report on Form 10-Q
                   for the quarter ended June 30, 1997 is incorporated herein by reference.
   10.8       --   Executive Employment Agreement between the Company and with
                   Henry L. Hirvela dated June 6, 1997. Exhibit 10.2 to the
                   Company's report on Form 10-Q for the quarter ended June 30,
                   1997 is incorporated herein by reference.
   10.9       --   Third Amendment to Executive Employment Agreement between
                   the Company and with Thomas H. Van Weelden dated January 30,
                   1997. Exhibit 10.3 to the Company's report on Form 10-Q for the quarter ended June 30, 1997 is incorporated herein by
                   reference.
   10.10      --   Executive Employment Agreement between the Company and with
                   Larry D. Henk dated June 6, 1997. Exhibit 10.4 to the
                   Company's report on Form 10-Q for the quarter ended June 30,
                   1997 is incorporated herein by reference.
   10.11      --   Executive Employment Agreement between the Company and with
                   Steven M. Helm dated June 6, 1997. Exhibit 10.5 to the
                   Company's report on Form 10-Q for the quarter ended June 30,
                   1997 is incorporated herein by reference.
   10.12      --   Third Amendment to Executive Employment Agreement between
                   the Company and with Roger A. Ramsey dated January 30, 1997,
                   Exhibit 10.6 to the Company's report on Form 10-Q for the
                   quarter ended June 30, 1997 is incorporated herein by
                   reference.
   10.13      --   Registration Rights Agreement, dated as of December 5, 1996, by and among the Company, Goldman, Sachs & Co., Merrill
                   Lynch & Co., and Credit Suisse First Boston. Exhibit 10.1 to
                   the Company's Registration Statement on Form S-4 (No.
                   333-31231) is incorporated herein by reference.
   10.14      --   Executive Employment Agreement between the Company and with
                   Peter S. Hathaway dated June 6, 1997. Exhibit 10.14 to the
                   Company's Annual Report on Form 10-K dated March 31, 1998 is incorporated herein by reference.
   10.15      --   Executive Employment Agreement between the Company and with
                   Michael G. Hannon dated June 6, 1997. Exhibit 10.15 to the
                   Company's Annual Report on Form 10-K dated March 31, 1998 is incorporated herein by reference.
   10.16      --   Share Purchase Agreement between Allied Waste Industries,
                   Inc. and Allied Waste Holdings (Canada) Ltd. and Laidlaw
                   Waste Systems, Inc. and USA Waste Services, Inc. and
                   Canadian Waste Services Inc. dated January 15, 1997. Exhibit
                   10.0 to the Company's report on Form 8-K dated January 30,
                   1997 is incorporated herein by reference.
   12.1       --   Ratio of earnings to fixed charges for the five years ended
                   December 31, 1997. Exhibit 12 to the Company's Annual Report
                   on Form 10-K dated March 31, 1998 is incorporated herein by reference.
   12.2       --   Ratio of earnings to fixed charges for the three months
                   ended March 31, 1997 and 1998. Exhibit 12 to the Company's
                   Quarterly Report on Form 10-Q dated May 14, 1998 is
                   incorporated herein by reference.
   21         --   Subsidiaries of the Registrant. Exhibit 21 to the Company's
                   report on Form 10-K for the year ended December 31, 1996 is incorporated herein by reference.
   23.1       --   Consent of Arthur Andersen LLP.
   23.2       --   Consent of Fried, Frank, Harris, Shriver & Jacobson
                   (included in its opinion filed as Exhibit 5.1 hereto).
   24         --   Power of Attorney (included on the signature page to the
                   originally filed Registration Statement).
   27.1       --   Financial Data Schedule for the year ended December 31,
                   1997. Exhibit 27.1 to the Company's Annual Report on Form
                   10-K dated March 31, 1998 is incorporated herein by
                   reference.

EXHIBIT NO.                                  EXHIBIT
-----------                                  -------
   27.2       --   Restated Financial Data Schedule for the year ended December
                   31, 1996. Exhibit 27.2 to the Company's Annual Report on
                   Form 10-K dated March 31, 1998 is incorporated herein by
                   reference.
   27.3       --   Restated Financial Data Schedule for the year ended December
                   31, 1995. Exhibit 27.3 to the Company's Annual Report on
                   Form 10-K dated March 31, 1998 is incorporated herein by
                   reference.
   27.4       --   Restated Financial Data Schedule for the three months ended
                   March 31, 1997. Exhibit 27.4 to the Company's Annual Report
                   on Form 10-K dated March 31, 1998 is incorporated herein by reference.
   27.5       --   Restated Financial Data Schedule for the six months ended
                   June 30, 1997. Exhibit 27.5 to the Company's Annual Report
                   on Form 10-K dated March 31, 1998 is incorporated herein by reference.
   27.6       --   Restated Financial Data Schedule for the nine months ended
                   September 30, 1997. Exhibit 27.6 to the Company's Annual
                   Report on Form 10-K dated March 31, 1998 is incorporated
                   herein by reference.
   27.7       --   Restated Financial Data Schedule for the three months ended
                   March 31, 1996. Exhibit 27.7 to the Company's Annual Report
                   on Form 10-K dated March 31, 1998 is incorporated herein by reference.
   27.8       --   Restated Financial Data Schedule for the six months ended
                   June 30, 1996. Exhibit 27.8 to the Company's Annual Report
                   on Form 10-K dated March 31, 1998 is incorporated herein by reference.
   27.9       --   Restated Financial Data Schedule for the nine months ended
                   September 30, 1996. Exhibit 27.9 to the Company's Annual
                   Report on Form 10-K dated March 31, 1998 is incorporated
                   herein by reference.
   27.10      --   Financial Data Schedule for the three months ended March 31,
                   1998. Exhibit 27.1 to the Company's Quarterly Report on Form
                   10-Q dated May 14, 1998 is incorporated herein by reference.
   27.11      --   Financial Data Schedule for the three months ended March 31,
                   1997. Exhibit 27.2 to the Company's Quarterly Report on Form
                   10-Q dated May 14, 1998 is incorporated herein by reference.

(b) FINANCIAL STATEMENT SCHEDULES

     Schedules are omitted since the information required to be submitted has been included in the Consolidated Financial Statements of Allied Waste Industries, Inc. or the notes thereto, or the required information is not applicable.

ITEM 22.  UNDERTAKINGS

     The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (sec. 230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 5, 1998.

                                          ALLIED WASTE INDUSTRIES, INC.

                                          By:     /s/ HENRY L. HIRVELA
                                            ------------------------------------
                                                      Henry L. Hirvela
                                             Vice President -- Chief Financial
                                                           Officer

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints Thomas H. Van Weelden, Henry L. Hirvela, James S. Eng, and each of them, with full power to act alone, as attorney and agents for the undersigned, with full power of substitution, for and in the name place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons and in the capacities indicated on August 5, 1998.

                      SIGNATURE                                              TITLE
                      ---------                                              -----

                 /s/ ROGER A. RAMSEY                     Chairman of the Board of Directors
-----------------------------------------------------
                   Roger A. Ramsey

              /s/ THOMAS H. VAN WEELDEN                  Director, President and Chief Executive
-----------------------------------------------------      Officer
                Thomas H. Van Weelden                      (Principal Executive Officer)

                /s/ HENRY L. HIRVELA                     Vice President -- Chief Financial Officer
-----------------------------------------------------      (Principal Financial Officer)
                  Henry L. Hirvela

                  /s/ JAMES S. ENG                       Corporate Controller
-----------------------------------------------------      (Principal Accounting Officer)
                    James S. Eng

                  /s/ NOLAN LEHMANN                      Director
-----------------------------------------------------
                    Nolan Lehmann

                 /s/ DAVID B. KAPLAN                     Director
-----------------------------------------------------
                   David B. Kaplan

                  /s/ MICHAEL GROSS                      Director
-----------------------------------------------------
                    Michael Gross

                /s/ ANTONY P. RESSLER                    Director
-----------------------------------------------------
                  Antony P. Ressler

                /s/ HOWARD A. LIPSON                     Director
-----------------------------------------------------
                  Howard A. Lipson

                 /s/ DENNIS HENDRIX                      Director
-----------------------------------------------------
                   Dennis Hendrix

                /s/ WARREN B. RUDMAN                     Director
-----------------------------------------------------
                  Warren B. Rudman

                  /s/ VINCENT TESE                       Director
-----------------------------------------------------
                    Vincent Tese

                                 EXHIBIT INDEX

EXHIBIT NO.                                  EXHIBIT
-----------                                  -------
    2.1       --   Stock Purchase Agreement dated September 17, 1996 among the
                   Company, Allied NA, 3294862 Canada Inc., Laidlaw Inc.,
                   Laidlaw Transportation, Inc., Laidlaw Waste Systems, Inc.,
                   Laidlaw Waste Systems (Canada) Ltd. and Laidlaw Medical
                   Services Ltd. Exhibit 2.1 to the Company's Current Report on
                   Form 8-K dated October 2, 1996, is incorporated herein by
                   reference.
    2.2       --   Purchase Agreement relating to the 1996 Notes dated November
                   25, 1996. Exhibit 2.1 to the Company's Current Report on
                   Form 8-K dated December 19, 1996, is incorporated herein by reference.
    2.3       --   Share Purchase Agreement dated January 15, 1997 among the
                   Company, Allied Waste Holdings (Canada) Ltd., Laidlaw Waste
                   Systems, Inc., USA Waste Services, Inc. and Canadian Waste
                   Services, Inc. Exhibit 10.0 to the Company's Current Report
                   on Form 8-K dated January 30, 1997, is incorporated herein by reference.
    3.1       --   Amended Certificate of Incorporation of the Company
                   (Incorporated herein by reference to Exhibit 3.1 to the
                   Company's report on Form 10-K for the fiscal year ended
                   December 31, 1996.).
    3.2       --   Certificate of Designation, Preferences, Rights and
                   Limitations of 7% Cumulative Convertible Preferred Stock,
                   par value $.10 per share dated April 27, 1994. Exhibit 3.2 to Post-Effective Amendment Number 1 to the Company's
                   Registration Statement on Form S-1 (No. 33-75070) is
                   incorporated herein by reference.
    3.3       --   Amended and Restated Bylaws of the Company as of May 13,
                   1997. Exhibit 3.2 to the Company's report on Form 10-Q for the quarter ended June 30, 1997 is incorporated herein by
                   reference.
    4.1       --   Specimen certificate for shares of Common Stock par value
                   $.01 per share. Exhibit 4.2 of the Company's Registration
                   Statement on Form S-1 (No. 33-48507) is incorporated herein by reference.
    4.2       --   Indenture relating to the 1994 Notes dated January 15, 1994 between the Company and First Trust National Association, as trustee ("First Trust"). Exhibit 4.1 to the Company's
                   Registration Statement on Form S-1 (No. 33-73110) is
                   incorporated herein by reference.
    4.3       --   Specimen certificate representing the 1994 Notes. Exhibit
                   4.2 of the Company's Registration Statement on Form S-1 (No.
                   33-48507) is incorporated herein by reference.
    4.4       --   Second Supplemental Indenture relating to the 1994 Notes
                   dated June 30, 1994 between the Company and First Trust.
                   Exhibit 1.1 to the Company's Current Report on Form 8-K
                   dated December 29, 1994, is incorporated herein by
                   reference.
    4.5       --   Third Supplemental Indenture relating to the 1994 Notes
                   dated January 31, 1995 between the Company and First Trust.
                   Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q
                   dated August 10, 1995, is incorporated herein by reference.
    4.6       --   Fourth Supplemental Indenture relating to the 1994 Notes
                   dated January 23, 1996, between the Company and First Trust.
                   Exhibit 10.1 to the Company's Current Report on Form 8-K
                   dated January 22, 1996, is incorporated herein by reference.
    4.7       --   Fifth Supplemental Indenture relating to the 1994 Notes
                   dated July 30, 1996 between the Company and First Trust,
                   Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q
                   dated August 14, 1996, is incorporated herein by reference.
    4.8       --   Indenture relating to the 1996 Notes dated February 28, 1997 between the Company and First Trust. Exhibit 4.1 to the
                   Company's Registration Statement on Form S-4 (No. 333-
                   22575) is incorporated herein by reference.
    4.9       --   1991 Incentive Stock Plan of the Company. Exhibit 10.T to
                   the Company's Form 10 dated May 14, 1991, is incorporated
                   herein by reference.
    4.10      --   1991 Non-Employee Director Stock Plan of the Company.
                   Exhibit 10.U to the Company's Form 10 dated May 14, 1991, is incorporated herein by reference.
    4.11      --   1993 Incentive Stock Plan of the Company. Exhibit 10.3 to
                   the Company's Registration Statement on Form S-1 (No.
                   33-73110) is incorporated herein by reference.
    4.12      --   1994 Amended and Restated Non-Employee Director Stock Option
                   Plan of the Company. Exhibit B to the Company's Definitive
                   Proxy Statement in accordance with Schedule 14A dated April
                   28, 1994, is incorporated herein by reference.

EXHIBIT NO.                                  EXHIBIT
-----------                                  -------
    4.13      --   Amendment to the 1994 Amended and Restated Non-Employee
                   Director Stock Option Plan. Exhibit 10.2 to the Company's
                   Quarterly Report on Form 10-Q dated August 10, 1995, is
                   incorporated herein by reference.
    4.14      --   Amended and Restated 1994 Incentive Stock Plan. Exhibit 10.1
                   to the Company's Quarterly Report on Form 10-Q dated May 31,
                   1996, is incorporated herein by reference.
    4.15      --   Indenture, dated as of May 15, 1997, by and among the
                   Company and First Bank National Association with respect to the Senior Discount Notes and Exchange Notes. Exhibit 4.1 to
                   the Company's Registration Statement on Form S-4 (No.
                   333-31231) is incorporated herein by reference.
    4.16      --   Indenture, dated as of December 1, 1996, by and among the
                   Company, the Guarantors and First Bank National Association
                   with respect to the 1996 Notes and Exchange Notes. Exhibit
                   4.1 to the Company's Registration Statement on Form S-4 (No.
                   333-22575) is incorporated herein by reference.
    4.17      --   First Supplemental Indenture dated December 30, 1996 related to the 1996 Notes. Exhibit 4.2 to the Company's Registration
                   Statement on Form S-4 (No. 333-22575) is incorporated herein by reference.
    4.18      --   Second Supplemental Indenture dated April 30, 1997 related to the 1996 Notes. Exhibit 4.3 to the Company's Registration
                   Statement on Form S-4 (No. 333-22575) is incorporated herein by reference.
    4.19      --   Senior Subordinated Guarantee dated as of December 1, 1996 related to the 1996 Notes. Exhibit 4.5 to the Company's
                   Registration Statement on Form S-4 (No. 333-22575) is
                   incorporated herein by reference.
    4.20      --   Amendment No. 1 to the 1991 Incentive Stock Plan dated
                   November 1, 1996. Exhibit 4.20 to the Company's Annual
                   Report on Form 10-K dated March 31, 1998 is incorporated
                   herein by reference.
    5.1       --   Opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to Allied, as to the legality of the common stock being
                   offered.
   10.1       --   Agreement dated September 17, 1996, between Allied Waste
                   Industries, Inc., and the Laidlaw Group. Exhibit 10.1 to the
                   Company's Current Report on Form 8-K dated October 2, 1996, is incorporated herein by reference.
   10.2       --   Credit Agreement among the Company, Allied NA, and the
                   various lenders represented by Goldman Sachs Credit
                   Partners, L.P., Credit Suisse and Citibank, N.A. dated
                   December 30, 1996. Exhibit 10.11 to the Company's report on
                   Form 10-K for the year ended December 31, 1996 is
                   incorporated herein by reference.
   10.3       --   Securities Purchase Agreement dated April 21, 1997 between
                   Apollo Investment Fund III, L.P., Apollo Overseas Partners
                   III, L.P., and Apollo (U.K.) Partners III, L.P.; Blackstone
                   Capital Partners II Merchant Banking Fund L.P., Blackstone
                   Offshore Capital Partners II L.P. and Blackstone Family
                   Investment Partnership II L.P.; Laidlaw Inc. and Laidlaw
                   Transportation, Inc.; and Allied Waste Industries, Exhibit
                   10.1 to the Company's report on Form 10-Q for the quarter
                   ended March 31, 1997 is incorporated herein by reference.
   10.4       --   Shareholders Agreement dated as of April 14, 1997 between
                   Allied Waste Industries, Inc. and Apollo Investment Fund
                   III, L.P., Apollo Overseas Partners III, L.P., and Apollo
                   (U.K.) Partners III, L.P.; Blackstone Capital Partners II
                   Merchant Banking Fund L.P., Blackstone Offshore Capital
                   Partners II L.P. and Blackstone Family Investment
                   Partnership II L.P. Exhibit 10.2 to the Company's report on
                   Form 10-Q for the quarter ended March 31, 1997 is
                   incorporated herein by reference.
   10.5       --   Amended and Restated Shareholders Agreement dated as of
                   April 21, 1997 between Allied Waste Industries, Inc. and
                   Apollo Investment Fund III, L.P., Apollo Overseas Partners
                   III, L.P., and Apollo (U.K.) Partners III, L.P.; Blackstone
                   Capital Partners II Merchant Banking Fund L.P., Blackstone
                   Offshore Capital Partners II L.P. and Blackstone Family
                   Investment Partnership II L.P. Exhibit 10.3 to the Company's
                   report on Form 10-Q for the quarter ended March 31, 1997 is incorporated herein by reference.
   10.6       --   Registration Rights Agreement dated as of April 21, 1997
                   between Allied Waste Industries, Inc. and Apollo Investment
                   Fund III, L.P., Apollo Overseas Partners III, L.P., and
                   Apollo (U.K.) Partners III, L.P.; Blackstone Capital
                   Partners II Merchant Banking Fund L.P., Blackstone Offshore
                   Capital Partners II L.P. and Blackstone Family Investment
                   Partnership II L.P. Exhibit 10.4 to the Company's report on
                   Form 10-Q for the quarter ended March 31, 1997 is
                   incorporated herein by reference.

EXHIBIT NO.                                  EXHIBIT
-----------                                  -------
   10.7       --   Amended and Restated Credit Agreement dated as of June 5,
                   1997 among the Company, Allied Waste North America, the
                   Lenders referred to therein and Credit Suisse First Boston,
                   Goldman Sachs Credit Partners L.P., and Citibank, N.A., as
                   agents. Exhibit 10.1 to the Company's report on Form 10-Q
                   for the quarter ended June 30, 1997 is incorporated herein by reference.
   10.8       --   Executive Employment Agreement between the Company and with
                   Henry L. Hirvela dated June 6, 1997. Exhibit 10.2 to the
                   Company's report on Form 10-Q for the quarter ended June 30,
                   1997 is incorporated herein by reference.
   10.9       --   Third Amendment to Executive Employment Agreement between
                   the Company and with Thomas H. Van Weelden dated January 30,
                   1997. Exhibit 10.3 to the Company's report on Form 10-Q for the quarter ended June 30, 1997 is incorporated herein by
                   reference.
   10.10      --   Executive Employment Agreement between the Company and with
                   Larry D. Henk dated June 6, 1997. Exhibit 10.4 to the
                   Company's report on Form 10-Q for the quarter ended June 30,
                   1997 is incorporated herein by reference.
   10.11      --   Executive Employment Agreement between the Company and with
                   Steven M. Helm dated June 6, 1997 Exhibit 10.5 to the
                   Company's report on Form 10-Q for the quarter ended June 30,
                   1997 is incorporated herein by reference.
   10.12      --   Third Amendment to Executive Employment Agreement between
                   the Company and with Roger A. Ramsey dated January 30, 1997,
                   Exhibit 10.6 to the Company's report on Form 10-Q for the
                   quarter ended June 30, 1997 is incorporated herein by
                   reference.
   10.13      --   Registration Rights Agreement, dated as of December 5, 1996, by and among the Company, Goldman, Sachs & Co., Merrill
                   Lynch & Co., and Credit Suisse First Boston. Exhibit 10.1 to
                   the Company's Registration Statement on Form S-4 (No.
                   333-31231) is incorporated herein by reference.
   10.14      --   Executive Employment Agreement between the Company and with
                   Peter S. Hathaway dated June 6, 1997. Exhibit 10.14 to the
                   Company's Annual Report on Form 10-K dated March 31, 1998 is incorporated herein by reference.
   10.15      --   Executive Employment Agreement between the Company and with
                   Michael G. Hannon dated June 6, 1997. Exhibit 10.15 to the
                   Company's Annual Report on Form 10-K dated March 31, 1998 is incorporated herein by reference.
   10.16      --   Share Purchase Agreement between Allied Waste Industries,
                   Inc. and Allied Waste Holdings (Canada) Ltd. and Laidlaw
                   Waste Systems, Inc. and USA Waste Services, Inc. and
                   Canadian Waste Services Inc. dated January 15, 1997. Exhibit
                   10.0 to the Company's report on Form 8-K dated January 30,
                   1997 is incorporated herein by reference.
   12.1       --   Ratio of earnings to fixed charges for the five years ended
                   December 31, 1997. Exhibit 12 to the Company's Annual Report
                   on Form 10-K dated March 31, 1998 is incorporated herein by reference.
   12.2       --   Ratio of earnings to fixed charges for the three months
                   ended March 31, 1997 and 1998. Exhibit 12 to the Companies
                   Quarterly Report on Form 10-Q dated May 14, 1998 is
                   incorporated herein by reference.
   21         --   Subsidiaries of the Registrant. Exhibit 21 to the Company's
                   report on Form 10-K for the year ended December 31, 1996 is incorporated herein by reference.
   23.1       --   Consent of Arthur Andersen LLP.
   23.2       --   Consent of Fried, Frank, Harris, Shriver & Jacobson
                   (included in its opinion filed as Exhibit 5.1 hereto).
   24         --   Power of Attorney (included on the signature page to the
                   originally filed Registration Statement).
   27.1       --   Financial Data Schedule for the year ended December 31,
                   1997. Exhibit 27.1 to the Company's Annual Report on Form
                   10-K dated March 31, 1998 is incorporated herein by
                   reference.
   27.2       --   Restated Financial Data Schedule for the year ended December
                   31, 1996. Exhibit 27.2 to the Company's Annual Report on
                   Form 10-K dated March 31, 1998 is incorporated herein by
                   reference.
   27.3       --   Restated Financial Data Schedule for the year ended December
                   31, 1995. Exhibit 27.3 to the Company's Annual Report on
                   Form 10-K dated March 31, 1998 is incorporated herein by
                   reference.

EXHIBIT NO.                                  EXHIBIT
-----------                                  -------
   27.4       --   Restated Financial Data Schedule for the three months ended
                   March 31, 1997. Exhibit 27.4 to the Company's Annual Report
                   on Form 10-K dated March 31, 1998 is incorporated herein by reference.
   27.5       --   Restated Financial Data Schedule for the six months ended
                   June 30, 1997. Exhibit 27.5 to the Company's Annual Report
                   on Form 10-K dated March 31, 1998 is incorporated herein by reference.
   27.6       --   Restated Financial Data Schedule for the nine months ended
                   September 30, 1997. Exhibit 27.6 to the Company's Annual
                   Report on Form 10-K dated March 31, 1998 is incorporated
                   herein by reference.
   27.7       --   Restated Financial Data Schedule for the three months ended
                   March 31, 1996. Exhibit 27.7 to the Company's Annual Report
                   on Form 10-K dated March 31, 1998 is incorporated herein by reference.
   27.8       --   Restated Financial Data Schedule for the six months ended
                   June 30, 1996. Exhibit 27.8 to the Company's Annual Report
                   on Form 10-K dated March 31, 1998 is incorporated herein by reference.
   27.9       --   Restated Financial Data Schedule for the nine months ended
                   September 30, 1996. Exhibit 27.9 to the Company's Annual
                   Report on Form 10-K dated March 31, 1998 is incorporated
                   herein by reference.
   27.10      --   Financial Data Schedule for the three months ended March 31,
                   1998. Exhibit 27.1 to the Company's Quarterly Report on Form
                   10-Q dated May 14, 1998 is incorporated herein by reference.
   27.11      --   Financial Data Schedule for the three months ended March 31,
                   1997. Exhibit 27.2 to the Company's Quarterly Report on Form
                   10-Q dated May 14, 1998 is incorporated herein by reference.
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